Sierra Monitor Corporation Announces Financial Results

for the First Quarter Ended March 31, 2007

Achieved Seventh Consecutive Quarter of Profitability

Milpitas, California – May 10, 2007 – Sierra Monitor Corporation (OTC: SRMC.OB), a leading designer and manufacturer of product solutions that enhance safety, efficiency and communications capabilities in both process control and building automation industries, today announced financial results for the first quarter ended March 31, 2007.

Financial Highlights

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First quarter revenues were $2.8 million, an increase of 9% year-over-year

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First quarter operating income was $74,000, compared to $89,000 in the first quarter of the prior year

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Achieved seventh consecutive quarter of profitability

First Quarter of 2007 Business Highlights

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Sales of FieldServer communications bridge products increased 27% over first quarter of 2006

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Sales of ProtoCessor products, original equipment modules for protocol bridging, increased more than 700% over first quarter of 2006

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Original equipment manufacturer agreements were signed with two major building automation equipment manufacturers

First Quarter 2007 Financial Results

Total sales for the quarter ended March 31, 2007 were $2,823,211, an increase of 9% from $2,580,176 reported for the same period of 2006.

Sierra Monitor posted GAAP net income of $44,139, or $0.00 per share (basic and diluted), for the quarter ended March 31, 2007, compared to GAAP net income of $46,912, or $0.00 per share (basic and diluted) for the same period of 2006.

Sierra Monitor posted non-GAAP net income of $82,547, or $0.01 per share (basic and diluted), for the quarter ended March 31, 2007, compared to non-GAAP net income of $66,66, or $0.01 per share (basic and diluted) for the same period of 2006.

“The Sierra Monitor team has continued to produce an excellent order flow resulting in quarterly sales improvements and continued profitability,” said Gordon Arnold, Chairman and Chief Executive Officer.  “We are particularly pleased that our newer products, the result of several years of engineering investment, are receiving enthusiastic customer response as evidenced by the increasing number of original equipment manufacturers incorporating our products into their designs.”

Cash Position

Sierra Monitor had $211,687 in cash at March 31, 2007.  Trade receivables at March 31, 2007 were $1,543,216.  The Company’s Days Sales Outstanding in Accounts Receivable (DSO’s) was 52 days.

About Sierra Monitor Corporation

Sierra Monitor Corporation is a leading designer and manufacturer of product solutions that enhance safety, efficiency and communications capabilities in both process control and building automation industries. The four primary product groups are:

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Hazardous Gas Detection Systems - used in a wide variety of industries, including chemical/petrochemical, waste water treatment, transportation and oil and gas industries.

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Telecom Site Management Products - used by telecommunications companies to monitor, manage and control HVAC, safety and security in remote environmental enclosures.

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FieldServer - protocol translator/gateways provide the interoperability desired in the process control and building automation industries.

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ProtoCessor - protocol coprocessor is an OEM solution for product designers who want to incorporate an embedded solution to allow output to widely accepted protocols.

Sierra Monitor has over 25 years of industry experience and more than 15,000 installations worldwide.

Sierra Monitor Investor Relations Contact:

Steve Polcyn

(925) 548 3516

investor_relations@sierramonitor.com

Table A

Sierra Monitor Corporation

Condensed Statements of Operations

(Unaudited)

	For the three months ended
	March 31, 2007	March 31, 2006
Net sales	$2,823,211	$2,580,176
Cost of goods sold	1,218,698	1,051,532
Gross profit	1,604,513	1,528,644
Operating expenses
Research and development	535,284	423,528
Selling and marketing	640,557	696,932
General and administrative	354,669	318,787
	1,530,510	1,439,247
Income from operations	74,003	89,397
Interest expense	(438)	(3,924)
Income before income taxes	73,565	85,473
Income tax provision	(29,426)	(38,561)
Net income	$44,139	$46,912
Net income available to common shareholders per common share: Basic	$0.00	$0.00
Diluted	$0.00	$0.00
Weighted-average number of shares used in per share computations:
Basic	11,058,525	10,981,546
Diluted	11,657,430	10,981,546

Table B

Sierra Monitor Corporation

Condensed Balance Sheet

March 31, 2007

(Unaudited)

Assets
Current assets:
Cash	$211,687
Trade receivables, less allowance for doubtful accounts
of approximately $62,000	1,543,216
Inventories, net	2,401,119
Prepaid expenses	166,547
Income taxes receivable	509
Deferred income taxes	244,933
Total current assets	4,568,011
Property and equipment, net	155,318
Deferred income taxes	50,921
Other assets	141,047
Total assets	$4,915,297
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$670,583
Accrued compensation expenses	360,423
Other current liabilities	94,410
Total current liabilities	1,125,416
Commitments and contingencies Shareholders' equity:
Common stock, $0.001 par value; 20,000,000 shares authorized; 11,075,192 shares issued and outstanding	11,075
Additional paid-in capital	3,281,430
Retained earnings	497,376
Total shareholders' equity	3,789,881
Total liabilities and shareholders’ equity	$4,915,297

NON-GAAP FINANCIAL MEASURES

The accompanying news release dated May 10, 2007 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures in that news release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating expenses, non-GAAP income operations and related non-GAAP income as a percentage of revenue, non-GAAP net income and basic and diluted non-GAAP net income per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management’s knowledge.  We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis.  Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand.  The quarterly analysis is used to adjust the provision for inventory losses.  We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Stock-based Compensation Expense

Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options. While share-based compensation is an expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. For these reasons we exclude share-based compensation expenses from our non-GAAP financial measures.  We compute weighted average dilutive shares using the methods required by SFAS 128 and SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

Interest Expense

We evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations.  Our non-GAAP financial measures exclude interest expense as it is not considered to be a part of operating expenses.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results.  We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C

Sierra Monitor Corporation
Reconciliation of Non-GAAP Financial Measures
to Most Directly comparable GAAP Financial Measures
(Unaudited)
	For the three months ended
	March 31, 2007	March 31, 2006
Net sales	$2,823,211	$2,580,176
Cost of goods sold	1,218,698	1,051,532
Gross profit	1,604,513	1,528,644
Operating expenses
GAAP operating expenses	1,530,510	1,439,247
Depreciation and amortization	(30,805)	(35,755)
Provision for bad debt expense	2,381	5,993
Provision for inventory losses	-	24,860
Stock based compensation expense	(9,546)	(10,928)
Non GAAP operating expenses	1,492,540	1,423,416
Non GAAP income from operations	111,973	105,228
Income taxes (benefit) provision	29,426	38,561
Non GAAP net income	$82,547	$66,667
Non GAAP net income per share:
Basic	$0.01	$0.01
Diluted	$0.01	$0.01
Weighted-average number of common shares outstanding used in per share computations:
Basic	11,058,525	11,048,213
Diluted	11,657,430	11,526,200